     As Filed with the Securities and Exchange Commission on April 21, 1995
                                                  Registration No. 33-
                                                                      -------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ========================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            ========================

                                BROWN GROUP, INC.
             (Exact name of registrant as specified in its charter)

                    NEW YORK                         43-0197190
         (State or other jurisdiction of          (I.R.S. Employer
         incorporation or organization)            Identification No.)

                              8300 Maryland Avenue
                           St. Louis, Missouri  63105
                          (Address, including zip code,
                  of registrant's principal executive offices)

                 STOCK OPTION AND RESTRICTED STOCK PLAN OF 1994
                 ----------------------------------------------
                            (Full Title of the Plan)

                                 Andrew M. Rosen
                          Vice President and Treasurer
                                Brown Group, Inc.
                              8300 Maryland Avenue
                           St. Louis, Missouri  63105
                                 (314) 854-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                    ----------------------------------------

                                            CALCULATION OF REGISTRATION FEE
======================================================================================================================

                                                           Proposed                 Proposed
Title of                                                   Maximum                  Maximum
Securities                        Amount                   Offering                 Aggregate       Amount of
to be                             to be                    Price Per                Offering        Registration
Registered                        Registered               Share <F1>               Price <F1>      Fee
- ----------                        ----------               ----------               ----------      -------------

Common Stock, $3.75 par           750,000 shares <F2>      $29.06                   $21,795,000     $7,516
value, including Common
Stock Purchase Rights
======================================================================================================================


- ------------

<F1>     Estimated pursuant to Rule 457(h) and (c) solely for the purpose of calculating the registration fee.

<F2>     This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.  Prior to the occurrence of certain events, the Common Stock Purchase Rights will not be evidenced separately from the Common Stock.


                                     PART II

                           INFORMATION REQUIRED IN THE
                              REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents of the Company are incorporated by reference into this Registration Statement:

         (a) Annual Report on Form 10-K for the fiscal year ended January 28, 1995 (filed April 19, 1995).
         (b) The description of the Common Stock which is contained in the Company's Registration Statement on Form 10, as amended under cover of Form 8 on February 18, 1981.
         (c) The description of the Common Stock Purchase Rights which is contained in the Company's Registration Statement on Form 8-A dated March 7, 1986.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

         The securities to be offered are registered under Section 12 of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.

         The legality of the Common Stock offered under the Plan has been passed upon for the Company by Robert D. Pickle, 8300 Maryland Avenue, St. Louis, Missouri 63105, Vice President, General Counsel and Corporate Secretary of the Company. As of April 21, 1995, Mr. Pickle was the beneficial owner of 23,110 shares of Common Stock and held options to acquire 13,143 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

         The bylaws of the Company provide that the Company shall indemnify any director and officer, and may indemnify any employee or agent, of the Company, or of any other entity if requested by the Company to serve as such, against any claim, liability or expense incurred as a result of such service, to the maximum extent permitted by law. To the extent that such employee or agent has been successful in the defense of a civil or criminal proceeding arising out of such service, such employee or agent shall be entitled to such indemnification. The bylaws also provide that such indemnification is not exclusive of any other indemnification to which such director, officer, employee or agent might be entitled, and authorize the Company to enter into agreements with any such director, officer, employee or agent, allowing such rights of indemnification as the Board of Directors deems appropriate, provided that any such agreement shall not provide for indemnification of such a director or officer if a final adjudication adverse to such director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action adjudicated, or that he or she personally gained a financial profit or other advantage to which such director or officer was not legally entitled. Finally, the Company may purchase insurance to indemnify any such director, officer, employee or agent, to the maximum extent allowed by law, whether or not the Company would otherwise have the power to indemnify such person.

         New York law authorizes a corporation to indemnify any person made, or threatened to be made, a party to any action, civil or criminal, other than a shareholders' derivative action, by reason of being a director or officer of the corporation or serving any other entity in any capacity (at the request of the corporation), against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys's fees, in connection therewith, if such director or officer acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service to any other entity, not opposed to, the best interests of the corporation. A corporation may indemnify any person made, or threatened to be made, a party to a shareholders' derivative action, in the circumstances and to the extent described in the preceding sentence, except that in such case no indemnification shall be made for a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent the court finds that such person is fairly and reasonably entitled to such indemnification. Any person who has been successful, on the merits or otherwise, in the defense of a civil or criminal proceeding as described above in this paragraph, shall be entitled to indemnification under New York law.

         New York law provides that its statutory provisions relating to indemnification shall not be exclusive of any other indemnification to which a director or officer may be entitled by reason of the certificate of incorporation, bylaws, or, if authorized by the certificate or bylaws, by reason of an agreement with the corporation, provided that no indemnification may be made to an officer or director if a final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action adjudicated, or that such officer or director personally gained a financial profit or other advantage to which he or she was not legally entitled.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

         The directors and officers of the Company are insured under a policy of directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

                 Reference is made to the Exhibit Index.

Item 9.  Undertakings.

                 (a)     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on March 2, 1995.

                                  Brown Group, Inc.



                                  By:  /s/ HARRY E. RICH
                                     -----------------------
                                       Harry E. Rich
                                       Executive Vice President and
                                       Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Harry E. Rich, Robert D. Pickle, and Andrew M. Rosen and each of them (with full power to each of them to act alone), his or her true and lawful attorneys in fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 2, 1995.

         Name                                              Title
         ----                                              -----

 /s/ B.A. BRIDGEWATER, JR.                        Chairman of the Board,
- ---------------------------------                 President, Chief Executive
   B.A. Bridgewater, Jr.                          Officer and Director


 /s/ HARRY E. RICH                                Executive Vice President,
- ---------------------------------                 Chief Financial Officer
   Harry E. Rich                                  and Director

           Name                                            Title
           ----                                            -----

 /s/ RICHARD C. SCHUMACHER                        Vice President and Controller
- ---------------------------------
   Richard C. Schumacher


 /s/ JOSEPH L. BOWER                              Director
- ---------------------------------
   Joseph L. Bower


                                                  Director
- ---------------------------------
   Julie C. Esrey


 /s/ JOAN F. LANE                                 Director
- ---------------------------------
   Joan F. Lane


 /s/ RICHARD A. LIDDY                             Director
- ---------------------------------
   Richard A. Liddy


 /s/ JOHN D. MACOMBER                             Director
- ---------------------------------
   John D. Macomber


 /s/ WILLIAM E. MARITZ                            Director
- ---------------------------------
   William E. Maritz


/s/ GENERAL EDWARD C. MEYER, RET.                 Director
- ---------------------------------
  General Edward C. Meyer, Ret.


 /s/ MORTON I. SOSLAND                            Director
- ---------------------------------
   Morton I. Sosland


 /s/ DANIEL R. TOLL                               Director
- ---------------------------------
   Daniel R. Toll

                                Brown Group, Inc.

                                  EXHIBIT INDEX


Exhibit
Number           Description
- -------          -----------

4a.              Copy of Stock Option and Restricted Stock
                 Plan of 1994 (incorporated by reference to Exhibit 3 to the Proxy Statement for the Annual Meeting of Shareholders on May 26,
                 1994, file number 1-2191)

4b. Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3 to Annual Report on Form 10-K for the fiscal year ended November 1, 1986, file number 1-2191)

4c. Amendment to Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(a)(ii) of Annual Report on
                 Form 10-K for the fiscal year ended
                 January 30, 1988 and Section C of the
                 Proxy Statement for the Annual Meeting
                 of Shareholders on June 2, 1988,
                 file No. 1-2191)

4d. Bylaws of the Company (incorporated by reference to the Exhibits to the Annual Report on Form
                 10-K for the fiscal year ended January 28, 1995, filed on April 18, 1995)

4e. Form of Rights Agreement between the Company and Morgan Guaranty Trust Company of New York, as Rights Agent (incorporated by reference to Exhibits 1, 2 and 3 to Form 8-A dated March 7, 1986, File No. 1-2191)

5.               Legal Opinion of Counsel

23a.             Consent of Ernst & Young LLP
  b.             Consent of Counsel - Contained in Exhibit 5

24.              Power of Attorney (included on Signature Page)